Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2002, relating to the consolidated financial statements, which appears in Greater Bay Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Francisco, California
August 29, 2002